77D  Policies with respect to security investment


   RECENT DEVELOPMENTS REGARDING IMPORTANT CHANGE IN INVESTMENT POLICY:

On December 5, 2002, the Board of Trustees of the Trust approved a change to the investment policies of the CCM Mid-Cap Fund whereby "medium market capitalization companies" would be defined as companies in the Russell Mid-Cap Index with at least $100 million in market capitalization. Subject to Trustee approval, the Fund intends not to make this change and instead to retain the previous policy, which defined medium market capitalization companies as U.S. companies with market capitalizations of more than $500 million, but excluding the 200 largest capitalization companies.

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With respect to changes in investment policies, there were two funds that were effected:

( 1.)  PIMCO CCM Mid-Cap Fund
( 2.)  PIMCO CCM Mega-Cap Fund

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( 1.)                 PIMCO FUNDS: MULTI-MANAGER SERIES

                   Supplement Dated February 7, 2003
               to the Statement of Additional Information
                        Dated December 31, 2002

            Disclosure Relating to the PIMCO CCM Mid-Cap Fund

     The disclosure in the first paragraph of the subsection captioned "Restrictions Relating to Rule 35d-1 under the 1940 Act" under the section of the Statement of Additional Information captioned "Investment
Restrictions" is revised so that numeral one thereunder reads, in its entirety:

"1. The Mid-Cap Fund normally invests at least 80% of its assets in common stocks of companies with medium market capitalizations, defined as companies in the U.S. market with market capitalizations of more than $500 million, but excluding the 200 largest capitalization companies."


                   PIMCO FUNDS: MULTI-MANAGER SERIES

                   Supplement Dated February 7, 2003
                  to the Prospectus for Class R Shares
                        Dated December 31, 2002

           IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY


              Disclosure Relating to the PIMCO CCM Mid-Cap Fund

	Subject to the approval of the Board of Trustees of the Trust, the PIMCO CCM Mid-Cap Fund intends to continue to follow the investment policy that defines companies with medium market capitalizations as those U.S. companies with market capitalizations of more than $500 million, but excluding the 200 largest capitalization companies. This definition had been scheduled to change on or around May 1, 2003. In connection with this, effective immediately, the Fund Summary for the PIMCO CCM Mid-Cap Fund is revised to indicate that the Fund seeks to achieve its investment objective by normally investing at least 80% of its assets in common stocks of companies with medium market capitalizations, defined as companies in the U.S. market with market capitalizations of more than $500 million, but excluding the 200 largest capitalization companies. Previously, the Fund Summary for the PIMCO CCM Mid-Cap Fund indicated that the Fund sought to achieve its investment objective by normally investing at least 80% of its assets in common stocks of companies with medium market capitalizations, defined as companies in the Russell Mid-Cap Index with at least $100 million in market capitalization. Accordingly, the Summary Information table on page 3 of the Prospectus will also be revised to indicate that the Fund has an approximate capitalization range of more than $500 million, but excluding the 200 largest capitalization companies.

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( 2.)                 PIMCO FUNDS: MULTI-MANAGER SERIES

                    Supplement Dated February 7, 2003
   to the Prospectus for Institutional and Administrative Class Shares
                         Dated November 1, 2002

           IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY


          Disclosure Relating to the PIMCO CCM Mega-Cap Fund

	Effective on or about May 1, 2003, the PIMCO CCM Mega-Cap Fund will be renamed the PIMCO CCM Focused Growth Fund and all references to the PIMCO CCM Mega-Cap Fund in the Prospectus will be replaced with references to the PIMCO CCM Focused Growth Fund. Effective on or about May 1, 2003, the Fund Summary for the PIMCO CCM Focused Growth Fund will be revised to indicate that the Fund seeks to achieve its investment objective by normally investing at least 80% of its assets in common stocks of companies in the Russell 1000 Growth Index with at least $100 million in market capitalization. Previously, the Fund Summary for the PIMCO CCM Mega-Cap Fund indicated that the Fund sought to achieve its investment objective by normally investing at least 80% of its assets in common stocks of companies with very large market capitalizations, which it defined as the 250 largest publicly traded companies in the United States in terms of market capitalization. Accordingly, the Summary Information table on page 4 of the Prospectus will also be revised to indicate that the Fund has an approximate capitalization range of at least $100 million.